As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Turning Point Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3826166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Ste. 200 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

(Full title of the plan)

Athena Countouriotis, M.D.

President and Chief Executive Officer

Turning Point Therapeutics, Inc.

10628 Science Center Drive, Ste. 200

San Diego, California 92121

(858) 926-5251

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

The Registrant previously registered shares of its Common Stock for issuance under the Turning Point Therapeutics, Inc. 2019 Equity Incentive Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on May  10, 2019 (File No. 333-231372), March 18, 2020 (File No. 333-237250) and March 1, 2021 (File No. 333-253711). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 22, 2019, and incorporated by reference herein).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 22, 2019, and incorporated by reference herein).

4.3	Specimen Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, filed with the SEC on April 8, 2019, and incorporated by reference herein).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1*	Power of Attorney. Reference is made to the signature page hereto.

99.1	Turning Point Therapeutics, Inc. 2019 Equity Incentive Plan and Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended, filed with the SEC on April 8, 2019, and incorporated by reference herein).

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 28, 2022.

TURNING POINT THERAPEUTICS, INC.

By:	/s/ Athena Countouriotis
Athena Countouriotis, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Athena Countouriotis, M.D. and Paolo Tombesi and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Athena Countouriotis Athena Countouriotis, M.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	February 28, 2022

/s/ Paolo Tombesi Paolo Tombesi	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2022

/s/ Mark Alles Mark Alles	Chair of the Board of Directors	February 28, 2022

/s/ Barbara Bodem Barbara Bodem	Member of the Board of Directors	February 28, 2022

/s/ Carol Gallagher Carol Gallagher, Pharm.D.	Member of the Board of Directors	February 28, 2022

/s/ Simeon George	Member of the Board of Directors	February 28, 2022
Simeon George, M.D.

/s/ Patrick Machado Patrick Machado, J.D.	Member of the Board of Directors	February 28, 2022

/s/ Garry Nicholson	Member of the Board of Directors	February 28, 2022
Garry Nicholson